WATCHBOX BY GOVBERG

166 East Levering Mill Road
Bala Cynwyd, PA 19004

toll free  866.8  58.84 34

thewatchbox.com

Item number

Description/ Reference

Quantity

Sell Price

•• • Layaway Final • • • Receipt #: 638536

*** REPRINT*** REPRINT*****•REPRINT**• REPRINT ...

ROLE324596

Serial #:

YG BETA21 QTZ-CHP-FLT-BRC

4107843

Ref ID:N.1016

SO#

015-0092023

1-2420150-ST47-P9/12/2019

16,886.79

1,013.21

17,900.00

       0.00

Subtotal
Tax
Total

Total Paid

16,886.79

Sold to: RSE Archive LLC 850 New Burton Rd Dover, DE 19904	Ship to:
Telephone: 800-528-8463	Salesperson 1':ame: 888 Brian Govberg	Source	.
REPEAT
Transaction Date: 8/30/2019	Account Type: CB	Account Number	:
15020593

See reverse side for important information

Customer Signature: /s/ Chris Bruno
Title: CEO